O2 RegenTech

O2 RegenTech is commercializing cost-effective, easy-to-use wound care solutions. Our proprietary biopolymer technology is used in our initial product offering, OXAID™, as an oxygenating, moist, and antimicrobial dressing to promote chronic wound healing.


O2 REGENTECH
HEALING CHRONIC WOUNDS

Invest

$102 minimum investment

DEADLINE: January 26, 2024

in 3 months

UNIT PRICE

$6.80

TOTAL RAISED

$0

VALUATION

$6,800,000

4(a)(6) offering provided by Netcapital Funding Portal Inc.

INTRODUCTION

O2 REGENTECH

HEALING CHRONIC WOUNDS

O2 RegenTech: Fast Facts



Diabetes is a massive problem affecting millions of individuals worldwide. Many develop ulcers on their feet that don't heal (i.e., chronic wounds) leaving them open to a range of future complications, including limb amputation. In fact, worldwide, a leg is lost to diabetes every 30 seconds. Providing oxygen is the gold standard treatment to stop a diabetic chronic wound from progressing to limb amputation. Existing oxygen therapy solutions are cumbersome and expensive.

Our novel platform biopolymer technology, OXAID™, aims to be one of the first on the market to combine the benefits of providing oxygen with a moist & antimicrobial healing environment in a cost-effective and easy-to-use dressing to promote chronic wound healing. The OXAID™ biopolymer can be formulated into a number of different dressing types to treat different types of wounds.



OXAID's Value Proposition:

- Lower Treatment Cost
- Ease of Application, Ease of Use, Increased Patient Compliance
- Faster Healing and Recovery
- Reduced Morbidity



INDUSTRY

Medical Devices
Advanced Biomaterials
Advanced Wound Care

MARKET SIZE

$8 Billion+

TARGET CUSTOMER

Patients
Healthcare Providers
Payers
Procurement

PROBLEM

O2 REGENTECH

HEALING CHRONIC WOUNDS

No Known Effective Treatments Available

There are more than **34 million diabetics in the United States** alone. An astonishing **1.7 million new cases** are diagnosed every single year. As if that weren't enough, global data from the World Health Organization shows that **422 million people suffer from diabetes worldwide.** About 25% of diabetics will be diagnosed with a diabetic foot ulcer, i.e., chronic wound, and roughly 20% of these cases will result in lower extremity amputations.

34 million
diabetics in the United States

1.7 million
new cases every single year

422 million
people suffer from diabetes worldwide

In order to heal, these wounds need:

- access to oxygen,
- moisture, and
- an antimicrobial environment (to prevent infections).

Unfortunately, there is no product currently on the market that provides all three of these key components at the same time.

O2 REGENTECH is here to change that with OXAID™.

SOLUTION

HEALING CHRONIC WOUNDS

One-of-a-Kind Solution

We aim to solve the problem of chronic, nearly-impossible-to-heal wounds with OXAID™ biopolymer technology, a cost-effective and easy-to-use wound care solution that can be applied as a primary approach - without the need for additional products or devices.

OXAID™ is one of the only solutions available that combines all three of the necessary components – oxygen, moisture, and an antimicrobial environment – into one simple dressing to help chronic wounds heal at a substantially lower cost than other oxygen delivery systems and devices.





Our solution plans to be available through both prescription and over the counter.

Our initial focus is on diabetic chronic wounds, but applications for all types of wounds are possible with our adaptable technology and scalable manufacturing process.

BUSINESS MODEL

HEALING CHRONIC WOUNDS

Business Model & Revenue Streams

We are pre-revenue but anticipate a continuously growing revenue stream from the sale of OXAID™ products once they become available.

OXAID™ Hydrogel Sheet Dressings will be made in three standard sizes:

OXAID™
2" x 2"

OXAID™
4" x 4"

OXAID™
6" x 6"

We expect to generate a healthy profit margin with sales of our wound dressings. Planned target sales prices are at a slight premium over existing regular hydrogel sheet dressings and other advanced dressings due to the additional benefit of providing oxygen to improve wound healing.

For additional revenue streams, we are developing a second and third embodiment of our OXAID™ platform biopolymer technology.

OXAID™ Gelling Fiber Dressings

(for heavily exuding wounds)

OXAID™ Wound Dressings

(Class I, over-the-counter occlusive dressing, no regulatory clearance required)

MARKET

O2 REGENTECH

HEALING CHRONIC WOUNDS

Market Opportunity

The total worldwide advanced wound management market reached **$8.6 billion in 2018** with a compound annual growth rate **(CAGR) of 5.6%.**

$4.8 billion

The largest segment is advanced wound dressings.

$3.9 billion

Chronic wound management generated revenues of $3.9 billion.



The United States represents **approximately 45% of the worldwide advanced wound management market ($3.9 billion with a CAGR of 5.5%).** Thus, chronic wound management generates **$1.8 billion** in revenue in the United States alone.

REGENTECH


FDA
APPROVED

HEALING CHRONIC WOUNDS

Breaking into the Market

We are very proud of the groundbreaking potential OXAID™ brings to the market, but we cannot generate revenue until we are cleared by the US Food and Drug Administration (FDA).

After receiving the necessary funds, we estimate that it will take about 6-12 months to submit everything to the FDA.

From there, it should take around 3-6 months to receive FDA market clearance allowing us to sell our first product, OXAID™ Hydrogel Sheet Dressings, in the US market.

Thus, we estimate that early sales could begin in 2025, with a full rollout by the end of 2025.

COMPETITION

REGENTECH

HEALING CHRONIC WOUNDS

Competitive Overview

There are a number of companies on the market offering dressing-based solutions for chronic wounds. We believe none of these provide oxygen, moisture, and an antimicrobial environment together in one approach. Hence, they are not especially effective solutions.

Only O2 RegenTech's platform biopolymer technology, OXAID™, is able to provide all three essential components that help chronic wounds heal and do so effectively at an affordable price point.

OXYGEN

MOISTURE

ANTIMICROBIAL

O2 REGENTECH

HEALING CHRONIC WOUNDS

How Our Competitors Compare

Treatment	Oxygen	Moisture	Anti-Microbial	Easy to Use	Sizing	Primary Therapy	Cost
OXAID™ Dressing	**YES**	**YES**	**YES**	**YES**	**YES**	**YES**	**$**
Oxygenating Dressing	YES	NO	NO	YES	NO	NO	$
Hydrogel Dressing	NO	YES	NO	YES	YES	NO	$
Antimicrobial Dressing	NO	NO	YES	YES	YES	NO	$
Topical Oxygen Device	YES	NO	NO	NO	NO	NO	$$$
Hyperbaric Oxygen Therapy	YES	NO	NO	NO	NO	NO	$$$$

SUCCESS TO DATE

O2 REGENTECH

HEALING CHRONIC WOUNDS

Traction & Accomplishments



Our initial product, OXAID™ Hydrogel Sheet Dressing, has been fully developed. Two more OXAID™ dressing products are in development. OXAID™ has been evaluated during the University of Akron I-Corps, I-Corps@Ohio, and National Science Foundation Boot Camp customer discovery programs. Prototypes have been evaluated by prominent wound care physicians and podiatrists (including Kent State University College of Podiatric Medicine). Various animal studies have been completed to demonstrate safety and efficacy.

PATENTS & PARTNERSHIPS

Patents have been secured in the United States, Canada, Europe, China, and India.

We have formed relationships with:

SerenaGroup

The University of Akron

NEOMED

sinclair research

PRESS

Press Releases and Articles

- **GlobeNewswire**
  O2 RegenTech Receives $600,000 to Develop Oxygenating Wound Treatments
- **TechOhio**
  O2 RegenTech Helping Heal Wounds
- **The University of Akron**
  O2 RegenTech receives funding to support pre-clinical development
- **Crain's Cleveland Business**
  O2 RegenTech, a startup out of University of Akron, is making a name for itself

Public Grant Summaries

- **NSF SBIR Phase I Grant**
  SBIR Phase I: Tunable Oxygenating Biopolymer Hydrogel Dressings for Chronic Wound Care
- **NIH SBIR Phase I Grant**
  OXAID: Oxygenating Hydrogel for Diabetic Wound Care

Scientific Publications

- **Wijekoon et al., 2013**
  Fluorinated Methacrylamide Chitosan Hydrogel Systems as Adaptable Oxygen Carriers for Wound Healing
- **Patil et al., 2016**
  Fluorinated Methacrylamide Chitosan Hydrogels Enhance Collagen Synthesis in Wound Healing Through Increased Oxygen Availability
- **Patil et al., 2017**
  Fluorinated Methacrylamide Chitosan Sequesters Reactive Oxygen Species to Relieve Oxidative Stress While Delivering Oxygen
- **Akula et al., 2017**
  Fluorinated Methacrylamide Chitosan Hydrogels Enhance Cellular Wound Healing Processes
- **Patil et al., 2018**
  Fluorinated Methacrylamide Chitosan Hydrogel Dressings Enhance Healing in an Acute Porcine Wound Model
- **Patil et al., 2019**
  Fluorinated Methacrylamide Chitosan Hydrogel Dressings Improve Regenerated Wound Tissue Quality in Diabetic Wound Healing

TEAM

HEALING CHRONIC WOUNDS

Meet the Team



Andreas Inmann, PhD, MBA

CO-FOUNDER, PRESIDENT & CEO

- Entrepreneur, engineer, scientist
- 20+ years of experience in commercializing medical devices and diagnostic/surgical tools
- Extensive experience in startups (MetaCure, NDI Medical), spin-offs (SPR Therapeutics, Checkpoint Surgical), research (USC-AMI), business development, technology evaluation, product vision, clinical/regulatory/quality affairs, marketing, and strategy development



Nic D. Leipzig, PhD

FOUNDER, CHIEF SCIENTIFIC OFFICER

- Robert Iredell Associate Professor at the University of Akron
- Significant expertise in functional tissue regeneration and applied biomaterials including wound healing applications
- Appointments in Biomedical Engineering and the Integrated Biosciences Program at the University of Akron and in the Faculty of Medicine at Case Western Reserve University
- Inventor of OXAID™ biopolymer technology

We have available to us two expert consultants in material science, biopolymer synthesis, and hydrogel manufacturing:



Rebecca M. Schur, PhD

RESEARCH SCIENTIST

- PhD in Biomedical Engineering from Case Western Reserve University
- BS and MS in Materials Science & Engineering from Cornell University
- 10 years of experience in biomaterials research
- Has developed natural and synthetic biopolymers and nanoparticles for therapeutic, diagnostic, and adhesive applications
- Led all testing and characterization efforts of our hydrogel sheet dressing product



Abdullah Al Loman, PhD, MBA

RESEARCH SCIENTIST

- PhD in Chemical & Biomolecular Engineering from the University of Akron
- MBA from the University of Akron; BS in Chemical Engineering from Bangladesh University of Engineering & Technology
- 8 years of experience in biotechnology research and bioprocess development
- Has developed and optimized processes to produce biodegradable polymers and chemicals from renewable sources

- Has been instrumental in translation of OXAID biopolymer synthesis to a pilot setup
- Led the transfer and pilot setup of our synthesis and manufacturing process

REGENTECH

Our advisory board is made up of experienced, high profile individuals in the wound care space.



Dr. Thomas E. Serena, MD, FACS, FACHM, MAPWCA

- Founder, CEO, and Medical Director of SerenaGroup®, a leading provider in wound care and hyperbaric treatment, operating wound care centers across the United States
- President at Association for the Advancement of Wound Care
- Former President of the American Professional Wound Care Association



Dr. Windy E. Cole, DPM

- Director of Wound Care Research at Kent State University College of Podiatric Medicine
- Director of Wound Care Services at Cleveland Regency Hospitals
- Medical Director at University Hospitals Ahuja Wound Care Center
- Fellow of the American College of Foot and Ankle Surgeons



Dr. Bryan D. Caldwell, DPM, MD

- Dean, School of Podiatric Medicine at Barry University
- Former Assistant Dean of Clinical Education and Operations at Kent State University College of Podiatric Medicine

O2 REGENTECH

HEALING CHRONIC WOUNDS

Investment Opportunity

For this round, O2 RegenTech is seeking funds that will allow us to prepare an FDA 510(k) premarket notification application resulting in market clearance for OXAID™ Hydrogel Sheet Dressings. We will also use the funds to continue developing our additional products in our pipeline while awaiting market clearance of our first product, OXAID™ Hydrogel Sheet Dressings.

Our anticipated use of funds includes:

35% Product Development

40% External Biocompatibility Testing and FDA 510(k) Market Clearance

25% Personnel

PREVIOUS FUNDS

To date, O2 RegenTech has **secured $735,000 from Federal (NSF, NIH), State (Ohio Third Frontier), and Regional/Local (NEO Innovation Fund, JumpStart) grant programs** that are non-dilutive. In order to receive these funds, we went through a very extensive commercial and scientific vetting process by Federal, State, and Regional/Local funding agencies.

O2 REGENTECH

HEALING CHRONIC WOUNDS

Why Invest?

With millions of individuals suffering from chronic wounds, patients are in need of an affordable treatment solution that actually works.

OXAID™ is the only technology that unites all three necessary components for effective wound healing – oxygen, moisture, and an antimicrobial environment – into one simple, easy-to-use, and affordable solution, a wound dressing.

In fact, no other solution currently on the market can match OXAID™.

For more information on this investment opportunity, please contact:

Andreas Inmann, PhD, MBA
ainmann@o2regentech.com
+1 (267) 231-8908
www.o2regentech.com

USE OF PROCEEDS

If the offering's maximum amount of $612,000 is raised:

Use	Value	% of Proceeds
Product Development	$214,200	35.0%
Regulatory Affairs	$61,200	10.0%
Operations & Payroll	$153,612	25.1%
Biocompatibility Testing	$153,000	25.0%
Intermediary fees	$29,988	4.9%

TERMS

This is an offering of Common Shares, under registration exemption 4(a)(6), in O2 REGENTECH LLC, doing business as O2 RegenTech. This offering must raise at least $10,000 by January 26, 2024 at 11:59pm ET. If this offering doesn't reach its *target*, then your money will be refunded. O2 RegenTech may issue additional securities to raise up to $612,000, the offering's *maximum*.

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

1,090,000 units
× $6.80 per unit

$7,412,000 implied valuation

FINANCIALS

O2 RegenTech's official name is O2 REGENTECH LLC, so that's the name that appears in the statements below.

These financial statements have been reviewed by an independent Certified Public Accountant.

CPA review letter

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest Offering Statement

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

- Website
- LinkedIn

UPDATES

Nov 8, 2023 • Primary offering of 90,000 units at $6.80

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